UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2014

Zynex, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9990 Park Meadows Drive Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, Zynex, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Brian Alleman, the Company’s Chief Financial Officer.  Pursuant to the terms of the Employment Agreement, Mr. Alleman will receive $15,000 for the initial 30 days of his employment, and after the initial 30 day period, Mr. Alleman’s annual base salary will be $208,000.  In connection with his employment, the Company granted Mr. Alleman a stock option to purchase 350,000 shares of the Company’s common stock, at an exercise price of $0.24 per share, subject to the terms of the Company’s 2005 Stock Option Plan.  The Employment Agreement also provides that Mr. Alleman is entitled to receive certain cash incentives and additional equity awards based on the achievement of certain performance objectives.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated August 11, 2014, between Zynex, Inc. and Brian Alleman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.
Date:	August 15, 2014	By:	/s/ Thomas Sandgaard
Thomas Sandgaard
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated August 11, 2014, between Zynex, Inc. and Brian Alleman.